UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

PREAXIA HEALTH CARE PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53490	20-4395271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#207, 1410 – 11th Avenue SW Calgary, Alberta	T3C OM8
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (403) 850-4120

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 15, 2014, the Board of Directors of the Registrant elected James Kenney to serve as a member of the Board of Directors, effective immediately.

Biographical information for James Kenney

Mr. Kenney is founder and current Managing director of Treehouse Group, a diversified firm that includes a Marketing and Strategy Consultancy as well as investments in a number of start-up companies.

Previously Mr. Kenney has worked with several global clients, including Visa, Royal Bank, CMC Markets, and ADP, providing leadership and industry expertise in developing and executing strategic plans as well as providing consulting services to numerous successful start-up companies including Cyence International, Velocity Trade and CaymanOne.

James was Chief Operating Officer at Canadian Securities Institute, where he drove the development and launch of numerous programs for continuing education, regulatory licensing and university accreditation. He led the successful migration to online delivery, establishing CSI as the pre-eminent brand for investor education and distance learning.

Mr. Kenney also served as Vice President of Marketing and Business Development for Interac Association and was responsible for launching the national debit card program, building the Interac brand and leading the organization through a period of exponential growth. He also held a number of senior sales and marketing positions at CIBC and Bell Canada and managed several successful real estate acquisitions and investments.

Exhibit Number	Description
99.1	PreAxia Appoints Senior Executive to its Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014

PreAxia Health Care Payment Systems Inc.

(Registrant)

/s/ Tom Zapatinas

Tom Zapatinas

Chief Executive Officer

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